Exhibit 3.15

BY-LAWS FOR THE REGULATION, EXCEPT AS
OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF

COACH SPECIALTIES, INC.
INCORPORATED

ARTICLE I

Offices

Section 1.  PRINCIPAL OFFICE.  The principal office for the transaction of the business of the corporation is hereby fixed and located at 1313 South Alameda Street in the City of Compton, County of Los Angeles, State of California.  The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said county.

Section 2.  OTHER OFFICES.  Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

Meetings of Shareholders

Section 1.  PLACE OF MEETINGS.  All meetings of shareholders, except as herein otherwise provided, shall be held at the office of the corporation in the City of Compton, County of Los Angeles, State of California.

Section 2.  ANNUAL MEETINGS.  The annual meetings of shareholders shall be held on the first Tuesday in the month of December in each year, at the hour of 12 Noon, beginning the first Tuesday in the month of December, 1951; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.  If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located.  All such notices shall be sent to each shareholder entitled thereto not less than ten days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such a meeting on (a) a proposal to sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the property or assets of the corporation except under Section 3900 of the California Corporations Code; or (b) a proposal to merge or consolidate with another corporation, domestic or foreign; or (c) a proposal to reduce the stated capital of the corporation; or (d) a proposal to amend the Articles of Incorporation, except to extend the term of the corporate existence; or (e) a proposal to wind up and dissolve the corporation; or (f) a proposal to adopt a plan of distribution of shares, securities for any consideration other than money in the process of winding up.

Section 3.  SPECIAL MEETINGS.  Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders.  Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4.  ADJOURNED MEETINGS AND NOTICE THEREOF.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 5.  ENTRY OF NOTICE.  Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the by-laws of the corporation.

Section 6.  VOTING.  At each meeting of the shareholders, each shareholder shall have the right to vote, in person or by proxy, the number of shares entitled to vote standing in his own name on the books of the corporation, at least ten days prior thereto.

Section 7.  PROXIES.  All proxies must be in writing, executed by the shareholders themselves, or by their duly authorized attorneys for the particular meeting at which they were to be used, and must be filed with the secretary of the corporation at or before the meeting of the shareholders.

Section 8.  QUORUM.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 9.  CONSENT OF ABSENTEES.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.  All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.  ACTION WITHOUT MEETING.  Any action, which under the provisions of the California Corporations Code may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

ARTICLE III

Directors

Section 1.  POWERS.  Subject to limitations of the articles of incorporation, of the by-laws, and of the California Corporations Code as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:

First - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-laws, fix their compensation, and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-laws, as they may deem best.

Third - To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, thereof; to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 2.  NUMBER OF DIRECTORS.  The authorized number of directors of the corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2 of Article III of these by-laws duly adopted by the vote or written assents of the shareholders entitled to exercise a majority of the voting power of the corporation.

Section 3.  ELECTION AND TERM OF OFFICE.  The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected.

Section 4.  VACANCIES.  Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of directors to be voted for at that meeting.

Section 5.  PLACE OF MEETING.  Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  In the absence of such designation regular meetings shall be held at the principal office of the corporation.  Special meetings of the Board may be held either at a place so designated or at the principal office.

Section 6.  ORGANIZATION MEETING.  Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.  Notice of such meeting is hereby dispensed with.

Section 7.  SPECIAL MEETINGS.  Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice-President or by any two Directors.

Section 8.  ENTRY OF NOTICE.  Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the by-laws of the corporation.

Section 9.   WAIVER OF NOTICE.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.  QUORUM.  A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every, act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Section 11.  ADJOURNMENT.  A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 12.  FEES AND COMPENSATION.  Directors shall not receive any stated salary for their services as directors, but, by resolution of the shareholders, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 13.  QUALIFICATIONS OF DIRECTORS.  Directors need not be shareholders of the corporation.

ARTICLE IV.

Officers

Section 1.  OFFICERS.  The officers of the corporation shall be a President, Vice-President and a Secretary and Treasurer.  One person may hold two offices, except those of President and Secretary.

Section 2.  ELECTION.  The President and the Vice-President shall be elected by the Board of Directors from their own number at the first meeting after the organization of the corporation, and thereafter at the first meeting after the annual election of directors, and they shall hold office for one (1) year and until their successors are elected.

The Board of Directors shall also annually elect a Secretary and Treasurer, who shall hold office for one (1) year, and until their successors are elected, subject to removal by the Board of Directors at any time with or without cause.

Section 3.  RESIGNATION.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

Section 5.  COMPENSATION.  The compensation of the executive officers, and of other officers, agents, and employees of the corporation, shall be fixed by the Board of Directors.

Section 6.  PRESIDENT.  The President shall be the chief executive officer of the corporation.  He shall preside at all meetings of the shareholders and of the Board of Directors.  He shall have general charge of the business of the corporation, shall execute, with the Secretary in the name of the corporation, all deeds, bonds, contracts, and other obligations and instruments authorized by the Board of Directors to be executed, and with the secretary shall sign all certificates of the shares of the corporation.

Section 7.  VICE-PRESIDENT.  In the absence or disability of the President, the Vice-President shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President.  The Vice-President shall have such other powers and perform such other duties as from time to time may be prescribed for him respectively by the Board of Directors or the by-laws.

Section 8  SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders of the Board of Directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

Section 9.  TREASURER.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the by-laws.

ARTICLE V

Miscellaneous

Section 1.  CONTRACTS, ETC., HOW EXECUTED.  The Board of Directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or to any amount.

Section 2.  CERTIFICATES OF STOCK.  The certificates shall be in such form and device as shall be provided by the Board of. Directors and shall fully comply with the provisions of. Sections 2401, 2, and 3 of the California Corporations Code.  The certificates shall be signed by the President and the Secretary, and the seal of the corporation shall be affixed thereto.

No new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificates.

Section 3.  SALE OF SHARES.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates.

The Board of Directors of this corporation may, subject to the consent and control of the Commissioner of Corporations of the State of California, and to the provisions of the general corporation law, dispose of the shares of this corporation, in such amounts and at such times as shall be determined by the said Board of Directors, and in the discretion of the said Board of Directors, accept in full or part payment therefor such property, services, or other considerations and at such valuations as the Board of Directors may determine.

Section 4.  SEAL.  The Board of Directors shall provide a suitable seal for the corporation, which shall be in circular form, which shall contain the following inscription:

Coach Specialties, Inc. - Incorporated May 3, 1950 California

ARTICLE VI

Amendments

Section 1.  POWER OF SHAREHOLDERS.  New by-laws may be adopted or these by-laws may be amended or repealed by the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

Section 2.  POWER OF DIRECTORS.  Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal by-laws, by-laws other than a by-law or amendment thereof changing the authorized number of Directors may be adopted, amended or repealed by the Board of Directors.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all the directors of Coach Specialties, Inc., organized and existing under the laws of the State of California, do hereby certify that the foregoing by-laws, consisting of six (6) articles, were fully adopted as the by-laws of the said corporation on the 8th day of May, A.D., 1950.

(Signed	/s/ J. C. Crean

(Signed	/s/ LeRoy Allen Clayton

(Signed	/s/ Frank Whitworth
DIRECTORS

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the said corporation this 8th day of May, 1950.

Secretary of Coach Specialties, Inc.

(SEAL)

FLEETWOOD TRAILER CO., INC.

WRITTEN CONSENT OF SHAREHOLDER

TO

AMENDMENT OF THE BY-LAWS

The undersigned, sole shareholder of Fleetwood Trailer Co., Inc. a California corporation, does hereby consent to the amendment of Section 2 of ARTICLE III of the By-laws of said corporation, whereby said Section 2 is hereby amended to read in full as follows:

“Section 2.  Number and Qualification of Directors.

The authorized number of directors of the corporation shall be four (4) until changed by amendment of the articles of incorporation or by a by-law duly adopted by the shareholders amending this Section 2 of Article III; and if it is proposed to reduce the authorized number of directors below five (5), the vote or written consent of shareholders holding more than eighty per cent of the voting power shall be necessary for such reduction.”

IN WITNESS WHEREOF the said shareholder of said corporation has hereunto set his hand at the date of signing in the space provided below.

Signature	Date

/s/ John C. Crean	August 27, 1962